UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 9, 2010

ALICO, INC.

(Exact Name of Registrant as Specified in Charter)

FLORIDA

(State or Other Jurisdiction of Incorporation)

0-261
__________________
(Commission File Number)

59-0906081
___________________
IRS Employer
Identification No.)

POST OFFICE BOX 338,
LA BELLE, FLORIDA
_____________________________
(Address of Principal Executive Offices)

33975
_______________
(Zip Code)

Registrant's telephone number, including area code: (863) 675-2966

N/A
___________________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

__ Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. 230.425)
__ Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. 240.14a-12)
__ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14D-2(b))
__ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. 240.13e-4(c))

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On February 9, 2010 the Company announced a net loss for the three months ended December 31, 2009 of $1.4 million or $0.19 per share compared with a loss of  $0.2 million or $0.02 per share, for the three months ended December 31, 2008.  Earnings from interest on mortgages, real estate sales and agriculture operations were below prior year results and combined to cause the earnings decline.

Operating revenues were $14.1 million and $20.3 million during the three months ended December 31, 2009 and 2008, respectively.  Operations produced a gross loss of $1.1 million during the three months ended December 31, 2009, compared with a loss of $0.7 million during the three months ended December 31, 2008.  The decreases in revenue and gross profits were primarily due to lower revenues and profits from agriculture operations.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit 99.1- Press release announcing First Quarter Earnings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALICO, INC.
(Registrant)

Date: February 9, 2010                                                                                 By: /s/ STEVEN M. SMITH
                                                                                                                               Steven M. Smith
                                                                                                                               Chief Executive Officer

EXHIBIT INDEX

Exhibit 99.1 Company Press Release issued February 9, 2010.